Exhibit 99.1

Fortress Shareholders Approve Proposed Acquisition by SoftBank

New York, NY. July 12, 2017 — Fortress Investment Group LLC (NYSE:FIG) (“Fortress” or the “Company”) today announced that, at its special meeting of shareholders held earlier today, the Company’s shareholders had voted, among other things, in favor of the proposal to adopt the previously announced merger agreement pursuant to which certain subsidiaries of SoftBank Group Corp. (“SoftBank”) will acquire Fortress for approximately $3.3 billion in cash. Approximately 63.1% of Fortress’s Class A and Class B shares outstanding and entitled to vote as of the record date (voting as a single class) voted in favor of the proposal. Of the votes cast in respect of the proposal, approximately 99.7% of shares voted in favor.

The transaction remains subject to certain regulatory approvals and other customary closing conditions. The transaction is anticipated to close in the second half of 2017, after which Fortress will operate as an independent business within SoftBank under the continuing leadership of Fortress Principals Pete Briger, Wes Edens and Randy Nardone.

ABOUT FORTRESS

Fortress Investment Group LLC is a leading, highly diversified global investment firm with $70.2 billion in assets under management as of March 31, 2017. Founded in 1998, Fortress manages assets on behalf of over 1,800 institutional clients and private investors worldwide across a range of credit and real estate, private equity and traditional asset management strategies. Fortress is publicly traded on the New York Stock Exchange (NYSE:FIG). For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words. Forward-looking statements are not historical facts, but instead represent only Fortress’s beliefs as of the date of this communication regarding future events, many of which, by their nature, are inherently uncertain and outside of Fortress’s control. Numerous factors could cause actual events to differ from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. Such factors include but are not limited to the following: (1) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (2) the merger may involve unexpected costs, liabilities or delays; (3) the business of Fortress may suffer as a result of uncertainty surrounding the merger; (4) the outcome of any legal proceedings related to the merger; (5) Fortress may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of Fortress’s funds; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (8) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; and (9) the risks described from time to time in Fortress’s reports filed with the SEC under the heading “Risk

Factors,” including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of Fortress’s filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Fortress to predict or assess the impact of every factor that may cause its actual results to differ from those expressed or implied in any forward-looking statements.

Accordingly, you should not place undue reliance on any forward-looking statements contained in this communication, and you should not regard any forward-looking statement as a representation by Fortress or any other person that the future plans, estimates or expectations currently contemplated by Fortress will be achieved. Fortress can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this communication. Fortress expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Fortress’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Gordon E. Runté

grunte@fortress.com

212-798-6082

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